Exhibit 10.17.1
FIRST AMENDMENT TO MODIFIED INDUSTRIAL GROSS LEASE
     THIS FIRST AMENDMENT TO MODIFIED INDUSTRIAL GROSS LEASE (this “Amendment”) is made as of May 28, 2009, by and between DOOLITTLE WILLIAMS, LLC, a California limited liability company (“Landlord”), and ENERGY RECOVERY, INC., a Delaware corporation (“Tenant”).
RECITALS:
     A. Landlord and Tenant entered into that certain Modified Industrial Gross Lease dated as of November 25, 2008 (the “Lease”), relating to certain premises described in the Lease.
     B. Landlord and Tenant desire to amend the Lease as more fully set forth below.
     C. All capitalized terms used in this Amendment shall have the respective meanings given to them in the Lease unless otherwise defined herein.
AGREEMENT:
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby amend the Lease on the terms hereof effective as of the date hereof, notwithstanding anything to the contrary contained therein:
     1. Insurance.
          (a) The first sentence of Section 6.05 of the Lease is hereby deleted in its entirety and replaced with the following:
“Tenant, at Tenant’s expense, shall provide and keep in force during the Term of this Lease a policy or policies of broad form or special form property insurance, in an amount not less than one hundred percent (100%) replacement value covering Tenant’s merchandise, furniture, equipment, fixtures, and Tenant’s improvements that Tenant owns or has installed at Tenant’s sole cost and expense to the Premises.”
          (b) The third sentence of Section 6.07 of the Lease is hereby deleted in its entirety and replaced with the following:
“Landlord, McGrath Properties, Inc., Landlord’s successors and assigns, and any ground lessor and/or holder of any fee or leasehold mortgage, shall be named as additional insureds under the commercial general liability insurance policy maintained by Tenant.”
          (c) The fifth sentence of Section 6.07 of the Lease is hereby deleted in its entirety and replaced with the following:
“Any deductible amounts under any insurance policies required to be carried by Tenant hereunder shall be in commercially reasonable amounts.”

          (d) Section 6.09 of the Lease is hereby deleted in its entirety and replaced with the following: “Intentionally Deleted.”
     2. Parking. Section 10.06 of the Lease is hereby deleted in its entirety and replaced with the following:
“Parking. Any monetary obligations imposed relative to parking rights with respect to the Premises shall be considered as Tax Expenses and shall be paid by Tenant under Section 5. Landlord grants Tenant the right to use all of the parking spaces located in the parking area adjacent to the Building (approximately one hundred and four (104) parking spaces), with the rules regulating the use thereof to be established, from time to time, by Landlord. Tenant shall control Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (“Tenant’s Parties”) to ensure compliance with such rules. Landlord may take such actions or incur such cost which it deems reasonably necessary to enforce the proper parking on the Property, including the reasonable allocation to Tenant of all costs and expenses to do so. Tenant shall not use the areas outside of the Premises for the placement of dumpsters, refuse collection, outdoor storage or parking of cars and/or pickup trucks which are not in working order. Upon request, Landlord provide Tenant with the right to use an additional one hundred and sixteen (116) parking spaces (the “Additional Parking Spaces”). The Additional Parking Spaces will be located as shown on Exhibit G attached (which shows a capacity for 158 parking spaces). Landlord shall provide, at Landlord’s sole cost and expense and not as Tax Expenses, a striped parking pad as shown in substantially the condition set forth in Exhibit G which shall include striping, lights, fencing, grading and automatic gates for security as shown. Tenant shall be solely responsible for the costs of permitting and constructing a corridor connecting the Premises with the parking area, as shown on Exhibit G. If the City of San Leandro or Tenant should determine that Tenant’s use of the Premises requires the availability of more than two hundred twenty (220) parking spaces, Landlord shall grant Tenant the right to use additional parking spaces as required by the City in addition to the Additional Parking Spaces on Exhibit G. Tenant will cooperate with Landlord in petitioning the City to reduce its parking requirements, if the parking required by the City exceeds Tenant’s actual needs.”
     3. Exhibit G. Exhibit G to the Lease is hereby deleted in its entirety and replaced with Exhibit 1 attached to this Amendment.
     4. Ratification. Except as modified by this Amendment, the Lease and all the terms, covenants, conditions and agreements thereof are hereby in all respects ratified, confirmed and approved.
     5. Full Force and Effect. This Amendment contains the entire understanding between the parties with respect to the matters contained herein. Except as modified by this Amendment, the Lease shall remain unchanged and shall continue in full force and effect. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Amendment, except as are expressly contained herein and in the Lease.

This Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification or discharge is sought.
     6. Counterparts; Facsimile Transmission. This Amendment may be executed in any number of identical counterparts each of which shall be deemed to be an original and all, when taken together, shall constitute one and the same instrument. A facsimile or similar transmission of a counterpart signed by a party hereto shall be regarded as signed by such party for purposes hereof.
     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment as of the date and year first above written.

LANDLORD:	DOOLITTLE WILLIAMS, LLC,
a California limited liability company

	By:	/s/ Terrence McGrath

	Name:	Terrence M. McGrath
	Title:	Managing Member
	Date:	June 1, 2009

TENANT:	ENERGY RECOVERY, INC.,
a Delaware corporation

	By:	/s/ Carolyn F. Bostick

	Name:	Carolyn F. Bostick
	Title:	VP and General Counsel
	Date:	June 2, 2009

	By:	/s/ Robyn A. Hegarty
	Name:	Robyn A. Hegarty
	Title:	Director of Accounting
	Date:	June 2, 2009

EXHIBIT 1
EXHIBIT G
attached
Exhibit 1

158 assigned stalls
A ACCESS
20,844 sq. ft.
slurry seal existing paved area
slurry seal (e) paving area
new conc. ramp
COVERED STORAGE
gate
D-1 ACCESS
3,268 sq. ft.
ramp
raised loading area
PARCEL E
63,067 sq. ft.
1.45 acres
B
42,549 sq. ft.
0.98 acres
C
58,462 sq. ft.
1.34 acres
D
54,874 sq. ft.
1.20 acres
CANOPY
24'-0"
37'-0"
20'-0"
12'-0"
R= 372.24
L= 17.60'
N27°01'30"W
N27°01'34"W 1051.42
735.08
783.76
ASPHALT SURFACE